EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-216657) of Cara Therapeutics Inc.
(2)	Registration Statement (Form S-3 No. 333-203072) of Cara Therapeutics Inc.
(3)	Registration Statement (Form S-8 No. 333-216606) of Cara Therapeutics Inc., pertaining to the 2014 Equity Incentive Plan of Cara Therapeutics Inc.
(4)	Registration Statement (Form S-8 No. 333-210096) of Cara Therapeutics Inc., pertaining to the 2014 Equity Incentive Plan of Cara Therapeutics Inc.
(5)	Registration Statement (Form S-8 No. 333-203057) of Cara Therapeutics Inc., pertaining to the 2014 Equity Incentive Plan of Cara Therapeutics Inc., and
(6)	Registration Statement (Form S-8 No. 333-193905) pertaining to the 2004 Stock Incentive Plan, as amended, and 2014 Equity Incentive Plan;

of our report dated March 12, 2019, with respect to the financial statements of Cara Therapeutics Inc., included in this Annual Report (Form 10-K) of Cara Therapeutics Inc., for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Stamford, Connecticut

March 12, 2019